EXHIBIT NO. 99.(e) 2

As of August 31, 2026

EXHIBIT A

TO

DISTRIBUTION AGREEMENT

BETWEEN

MFS FUND DISTRIBUTORS, INC. AND

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST

DATED SEPTEMBER 6, 2024 (the "Agreement")

MFS Active Exchange Traded Funds Trust

MFS Active Core Plus Bond ETF MFS Active Growth ETF

MFS Active Intermediate Muni Bond ETF MFS Active International ETF

MFS Active International Value ETF

MFS Active Mid Cap ETF

MFS Active Short Duration Income ETF

MFS Active Short Muni Bond ETF

MFS Active Value ETF

MFS Blended Research Core Equity ETF

MFS Blended Research Emerging Markets Equity ETF MFS Blended Research International Equity ETF

MFS Blended Research Small-Mid Cap ETF

IN WITNESS WHEREOF, each of the parties has caused this Exhibit A to be executed in its name and behalf on the day and year first above written.

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST

On its own behalf and on behalf of each of its series

By: /s/CHRISTOPHER BOHANE

Name: Christopher Bohane

Title: Assistant Secretary and Assistant Clerk

MFS FUND DISTRIBUTORS, INC.

By: /s/MICHAEL S. KEENAN

Name: Michael S. Keenan

Title: President